                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust II and related Prospectus and Statement of Additional Information of the Van Kampen International Growth Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-75493) and in this Amendment No.21 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-9279).



                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
October 18, 2006